UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2013

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 15th Floor, New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On a quarterly basis, portions of restricted stock units granted to certain of Vringo’s officers and directors pursuant to Vringo's 2012 Equity Incentive Plan vest. The vesting of these securities causes income tax liabilities for such officers and directors. The proceeds from stock sales made by such officers and directors following vesting are being used to pay the income tax associated with the vesting of the restricted stock units. Certain of Vringo’s officers and directors made such sales on July 1, 2013.

All the stock sales are effected pursuant to pre-existing trading plans established pursuant to Rule 10b5-1 and will be reported on Form 4 filings to be filed with the United States Securities and Exchange Commission.

As used here, the term “Rule 10b5-1” refers to an SEC rule under the Securities Exchange Act of 1934 that enables company officers and directors to enter into plans at times when such persons do not have any material, non-public information concerning the issuer. The plans were put in place by such persons to sell a pre-specified number of restricted stock units on the applicable vesting dates of the restricted stock units. Vringo believes it is a common practice for insiders to sell shares on regular intervals to pay the income tax associated with the vesting of the restricted stock units. The stock sales are completed in a systematic, nondiscretionary manner with the goal of minimal market impact, and compliance with federal securities laws and regulations adopted by the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Dated: July 3, 2013	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer